UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2003

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2003 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, on Thursday, May 15, 2003 at 9:00 a.m., central time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2002 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John Morrissey

Chairman of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 15, 2003

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (“CPSI” or, the “Company”) will be held at 9:00 a.m., central time, on Thursday, May 15, 2003, at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, for the following purposes:

1.	To elect three Class I directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2006 annual meeting;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for 2003; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 28, 2003 as the record date for the annual meeting. Only holders of record of CPSI’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2002 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2002 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

M. Stephen Walker

Vice President—Finance, Chief Financial

Officer and Secretary

April 14, 2003

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2003

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602 on Thursday, May 15, 2003 at 9:00 a.m. central time.

SOLICITATION OF PROXIES

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about April 14, 2003, we began mailing this proxy statement and the 2002 Annual Report to all stockholders of record at the close of business on March 28, 2003.

We will bear the cost of the solicitation of proxies. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

STOCKHOLDERS ENTITLED TO VOTE

The Board of Directors has set March 28, 2003 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 28, 2003, there were 10,488,000 shares of the common stock of CPSI, par value $.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

PROPOSALS TO BE CONSIDERED BY YOU AT THE ANNUAL MEETING

At the annual meeting, we will ask you to:

Proposal 1:	Elect three Class I directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2006 annual meeting; and

Proposal 2:	Ratify the appointment of Ernst & Young LLP as independent auditors for 2003.

INFORMATION ABOUT A QUORUM

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

VOTES NECESSARY FOR EACH PROPOSAL TO BE APPROVED

Assuming the presence of a quorum, the three Class I director nominees receiving the most votes, whether cast in person or by proxy, will be elected (Proposal 1). Ratification of auditors (Proposal 2), requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the ratification of independent auditors (Proposal 2) will have the same effect as voting against the proposal.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, are counted for general quorum purposes, but are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

SUBMISSION OF PROXIES

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by CPSI or its transfer agent, Wachovia Bank, N.A., on or before May 14, 2003. The address for Wachovia Bank, N.A. is Equity Services Group, 1525 West W. T. Harris Boulevard, 3C3, Charlotte, North Carolina 28262-1153, Attention: Rhonda Whitley.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

General

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. The Board of Directors currently consists of eight persons, six of whom currently are neither officers nor employees of the Company. Upon the expiration of their initial terms, directors in each class will be elected for three-year terms. The initial term of the Class I directors expires at the 2003 annual stockholders meeting. The current Class II directors will serve until the 2004 annual stockholders meeting and until their successors are elected and qualified. The current Class III directors will serve until the 2005 annual stockholders meeting and until their successors are elected and qualified.

The Board of Directors has nominated Dennis P. Wilkins, William R. Seifert, II and W. Austin Mulherin, III for election as Class I directors to serve a three-year term until the 2006 annual meeting of stockholders and until their successors are elected and qualified.

The persons named as proxies in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares for which they serve as proxy in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director.

Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as Class I directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of stockholders.

Our Bylaws provide that stockholders may nominate persons for election to the Board of Directors at a stockholders meeting. Written notice of a stockholder’s intent to make a nomination at a stockholders meeting must be given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (1) with respect to the 2003 annual meeting, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders, (2) with respect to any subsequent annual meeting, not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, (3) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (4) with respect to any special stockholders meeting called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such stockholder’s notice shall set forth (A) the name and address, as they appear on our stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of our stock beneficially owned by such stockholder and the nominee, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (E) the name, age, business address and, if known, residence address of the nominee, (F) the principal occupation or employment of the nominee, (G) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission, and (H) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected. The chairman of the annual meeting of stockholders shall determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

Information About the Nominees

Below is a description of each of the persons whom the Board of Directors has nominated for election as a Class I director of CPSI at the annual meeting to serve until the 2006 annual meeting of stockholders and until his successor has been elected and qualified. Each of these nominees currently serves as one of our directors. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Dennis P. Wilkins, 54, is one of our founders and has served as a director since our inception in 1979. From 1979 until his retirement in June 1999, Mr. Wilkins served as our President. Mr. Wilkins now serves as President of the Cassiopeia Foundation, a non-profit organization founded by Mr. Wilkins for the advancement of science education and research.

William R. Seifert, II, 54, was elected as a director in February 2002. Since 1994, Mr. Seifert has served as Executive Vice President of AmSouth Bank with responsibility for 48 branch offices in south Alabama and south Louisiana.

W. Austin Mulherin, III, 37, was elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE CLASS I DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

In addition to the three directors described above, the following is a description of each of our other current directors:

Class II Directors

M. Kenny Muscat, 56, is one of our founders and has served as a director since our formation in 1979. From 1979 until his retirement in June 1999, Mr. Muscat served as our Executive Vice President.

J. Boyd Douglas, 36, has served as our Executive Vice President and Chief Operating Officer since July 1999. He was elected as a director in March 2002. Mr. Douglas began his career with us in August 1988 as a Financial Software Support Representative. From May 1990 until November 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until June 1999, he held the position of Director of Programming Services.

Class III Directors

John Morrissey, 61, has been a director since 1999, and he was appointed as Chairman of the Board of Directors in February 2002. Mr. Morrissey served as our Vice President, Sales and Marketing from January 1985 until his retirement in June 1999.

Ernest F. Ladd, III, 62, was elected as a director in February 2002. From 1979 until his retirement in 1997, Mr. Ladd was employed by Dravo Corporation, a national producer and marketer of chemical products, serving most recently as its Executive Vice President and Chief Financial Officer since 1988. Mr. Ladd is currently a director of Regions Bank of Mobile, an operating division of Regions Bank, which is a subsidiary of Regions Financial Corporation. Mr. Ladd is chairman of the Audit Committee of the Board of Directors.

David A. Dye, 33, has served as our President and Chief Executive Officer since July 1999. He was elected as a director in March 2002. Mr. Dye began his career with us in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for us in various capacities, including as Manager of Financial Software Support, Director of Information Technology and most recently as our Vice President supervising the areas of sales, marketing and information technology.

BOARD MEETINGS AND COMMITTEES

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met eight times in 2002.

Our Bylaws provide for two standing committees of the Board of Directors: (i) the Executive Committee and (ii) the Audit Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. The Board of Directors does not have a nominating or compensation committee. None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served.

The following tables describe the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2002.

Executive Committee—3 Meetings in 2002

Functions	Members

Between meetings of the Board of Directors and while the Board of Directors is not in session, the Executive Committee has all the powers and can exercise all the duties of the entire Board of Directors relating to the management of the business and affairs of the Company. The Executive Committee, however, is prohibited from taking certain actions, including, but not limited to, approving distributions and filling vacancies on the Board.

John Morrissey, Chairman Dennis P. Wilkins M. Kenny Muscat

Audit Committee—2 Meetings in 2002

Functions	Members

The Audit Committee is responsible for various tasks associated with the oversight of our financial reporting process, including: annually selecting (subject to stockholder ratification) our outside auditors; reviewing and discussing the quality and adequacy of our systems of internal accounting and financial controls with management and the outside auditors; reviewing and discussing with management and the outside auditors the results of the outside auditors’ annual audit and our audited financial statements and interim financial results. The Audit Committee’s annual report appears in this proxy statement at page 13, and the Audit Committee Charter is attached to this proxy statement as Appendix A.

Ernest F. Ladd, III, Chairman William R. Seifert, II W. Austin Mulherin, III

The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

COMPENSATION OF DIRECTORS

Each of our non-employee directors receives an annual retainer fee of $10,000 for service as a director as well as an attendance fee of $2,000 for each regular quarterly meeting of the Board of Directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 28, 2003 by:

•	each Director and Director nominee;

•	each executive officer named in the Summary Compensation Table below;

•	all of our Directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	% of Shares of Common Stock(2)
Palisade Capital Management, L.L.C.(3)	762,290	7.3%
Dennis P. Wilkins	1,540,503	14.7
M. Kenny Muscat	1,170,469	11.2
John Morrissey	602,000	5.7
Ernest F. Ladd, III	1,700	*
W. Austin Mulherin, III(4)	1,800	*
William R. Seifert, II	550	*
David A. Dye	215,000	2.0
J. Boyd Douglas(5)	215,700	2.1
M. Stephen Walker	126,000	1.2
Victor S. Schneider(6)	86,200	*
Mellissa Hammons(7)	108,085	1.0
All Directors & Executive Officers as a group (13 persons)	4,283,307	40.8%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	Percentage of ownership is based on 10,488,000 shares of CPSI common stock outstanding as of March 28, 2003.
(3)	Includes 181,290 shares owned by Axe-Houghton Associates, Inc., a control affiliate of Palisade Capital Management, L.L.C. The address of Palisade Capital Management, L.L.C. is One Bridge Plaza, suite 695, Fort Lee, NJ 07024.
(4)	Includes 100 shares held in an IRA account for the benefit of Mr. Mulherin’s daughter.
(5)	Includes 100 shares owned by Mr. Douglas’ wife and 200 shares held by each of his three children.
(6)	Includes 100 shares owned by each of Mr. Schneider’s two children.
(7)	Includes 500 shares owned by Ms. Hammons’ husband and 85 shares owned by her stepson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership of CPSI common stock held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to us. Based on our review of these reports, we believe that, during the year ended December 31, 2002, all reports were filed on a timely basis by reporting persons, except for Mr. Douglas who filed one Form 4 late.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The table below sets forth a summary of the compensation we paid for the last two fiscal years to our Chief Executive Officer and the four additional most highly compensated persons serving as executive officers at the end of our last fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year				All Other Compensation
		Annual Compensation		Long-Term Compensation
		Salary	Bonus(1)	Securities Underlying Options(#)
David A. Dye President, CEO and Director	2002 2001	$240,000 240,000	$260,000 260,000	3,770 0	$2,000 2,000	(2)

J. Boyd Douglas Executive Vice President, COO and Director	2002 2001	$240,000 180,000	$233,958 195,000	3,954 0	$257,196 2,000	(2)(3)

M. Stephen Walker Vice President—Finance and CFO	2002 2001	$180,000 180,000	$195,000 195,000	3,062 0	$2,000 2,000	(2)

Victor S. Schneider Vice President—Sales and Marketing	2002 2001	$168,000 168,000	$182,000 182,000	3,741 0	$2,000 2,000	(2)

Mellissa A. Hammons Vice President—Financial Software Services	2002 2001	$168,000 168,000	$182,000 182,000	3,531 0	$2,000 2,000	(2)

(1)	The amounts shown in this column represent discretionary bonuses that were paid to these employees to allow them to service their obligations under loans incurred to finance their respective purchases of shares of our common stock from other stockholders in 1999 and 2001. There are no binding agreements with respect to these bonuses, but we expect to make similar payments in the future.
(2)	The amounts shown in this column for Messrs. Dye, Douglas, Walker, Schneider and Ms. Hammons represent our contributions to our 401(k) retirement plan for each of these employees.
(3)	The amount shown for 2002 includes $255,196 in deemed compensation to Mr. Douglas arising out of a transfer of 19,333 shares of stock to Mr. Douglas from Kenny M. Muscat in May 2002. At the time of the transfer, the shares were valued at $13.20 per share. For tax purposes, Mr. Muscat was deemed to have contributed the shares to CPSI, and CPSI was deemed to have issued the shares to Mr. Douglas. The value of the shares is treated for tax purposes as compensation to Mr. Douglas.

Stock Option Grants

The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2002.

Option Grants in Last Fiscal Year

	Individual Grants			Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees In	Exercise or Base Price Per
Name	Granted(#)	Fiscal Year	Share	Date	5%	10%
David A. Dye	3,770	0.81%	$16.50	5/24/09	$25,324	$59,015

J. Boyd Douglas	3,954	0.85	16.50	5/24/09	26,560	61,895

M. Stephen Walker	3,062	0.66	16.50	5/24/09	20,568	47,932

Victor S. Schneider	3,741	0.80	16.50	5/24/09	25,129	58,561

Mellissa A. Hammons	3,531	0.76	16.50	5/24/09	23,718	55,274

Aggregated Stock Option Exercises And Year-End Value

The following table sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the Named Executive Officers; and

•	the value at December 31, 2002 of all unexercised options held by such individuals.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End($) Exercisable/Unexercisable(1)
David A. Dye	-0-	N/A	-0-/ 3,770	-0-/ $31,140

J. Boyd Douglas	-0-	N/A	-0-/ 3,954	-0-/ $32,660

M. Stephen Walker	-0-	N/A	-0-/ 3,062	-0-/ $25,292

Victor S. Schneider	-0-	N/A	-0-/ 3,741	-0-/ $30,901

Mellissa A. Hammons	-0-	N/A	-0-/ 3,531	-0-/ $29,166

(1)	Based on $24.76 per share, the closing sale price reported by NASDAQ for CPSI common stock on December 31, 2002.

Long-Term Incentive Plans

Other than the 2002 Stock Option Plan, we do not have any long-term incentive plans for the benefit of our executive officers.

Pension Plans

We do not have any pension or defined benefit plans for the benefit of our executive officers.

Employment Agreements

We have no employment agreements with any of our executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors of CPSI has no compensation committee. Mr. Wilkins, Mr. Muscat and Mr. Morrissey, all former executives of CPSI, participated in deliberations of the Board of Directors regarding executive officer compensation. Neither Mr. Dye nor Mr. Douglas participated in decisions regarding his own compensation. Furthermore, no member of the Board of Directors is, or was during 2002, an executive officer of another company whose board of directors has a compensation committee on which one of our executive officers serves.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

To Our Stockholders

The Board of Directors oversees and administers the executive compensation program for the Company. This report provides details and background information regarding our executive compensation program.

Compensation of the CEO and other Executive Officers

Total compensation for the executive officers is reviewed and set annually and includes two primary types of compensation:

•	Base salary; and

•	Annual bonuses.

The following discussion is applicable to executive officers of CPSI, including the Chief Executive Officer and the Named Executive Officers.

Base Salary.    Executive officers’ base salaries are determined by several factors, but principally by the responsibilities required by the position. In establishing base salaries, the Board reviews recommendations by the Chief Executive Officer. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer’s salary. Company performance may also be a factor in determining the amount of any base salary increase. The Board’s compensation strategy for executive officers is to pay salaries at or near the median compensation paid by comparable companies. Based on these factors, Mr. Dye’s base salary for calendar year 2002 was set at $240,000.

Annual Bonus.    In 1999 and 2001, our executive officers purchased common stock in CPSI from our principal stockholders. These officers financed their purchases with bank loans. In order to allow these officers to service the principal and interest payments on their loans, the Board approved the payment of annual bonuses to these officers. The Board expects that it will continue to pay bonuses in the future as part of CPSI’s overall executive compensation program, both to support the ownership of CPSI common stock by these officers and to ensure that our compensation structure is competitive. The Board believes that the current compensation levels of its key executives, including the bonus amounts, are consistent with our objective of rewarding, retaining and providing incentives for outstanding performance to the executives who contribute most to the operating results of CPSI. The Board specifically reviews and approves each annual bonus paid to the executive officers, including the Chief Executive Officer.

Summary.    The Board believes that the caliber and motivation of our employees, and their leadership, are critical to our success in a competitive marketplace. Effective and motivational compensation programs are essential ingredients to success. The Board believes that our compensation programs are effective in serving us and our stockholders in the short and long term.

The Board of Directors:

John Morrissey

Dennis P. Wilkins

M. Kenny Muscat

Ernest F. Ladd, III

W. Austin Mulherin, III

William R. Seifert, II

David A. Dye

J. Boyd Douglas

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return of our common stock during the period beginning May 21, 2002, the date our stock began trading on the NASDAQ Stock Market, and ending on December 31, 2002, compared to an overall stock market index (NASDAQ Stock Market (U.S.) Index) and the NASDAQ Computer and Data Processing Group. The results are based on an assumed $100 invested on May 21, 2002, and reinvestment of dividends, if any.

COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN

AMONG COMPUTER PROGRAMS & SYSTEMS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER AND DATA PROCESSING GROUP

INDEX	5/21/02	12/31/02
Computer Programs and Systems, Inc.	$100.00	$150.06
NASDAQ Total US(1)	100.00	80.82
NASDAQ Computer and Data Processing Group	100.00	91.21

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We lease the majority of our corporate headquarters campus from CP Investments, Inc., an Alabama corporation, the stockholders of which include John Morrissey and the children of Dennis Wilkins and M. Kenny Muscat. Prior to January 31, 2003, Mr. Muscat and Mr. Wilkins were officers and directors of CP Investments, Inc. In 2002, we paid total lease payments in the amount of $1,083,225 to CP Investments, Inc. During 2002, we entered into three new leases with CP Investments, Inc., all of which expire in 2012. Under these lease agreements, we make annual lease payments in the aggregate amount of $1,224,000, subject to annual adjustment based on the Consumer Price Index. The annual rents payable under these leases have been determined by an independent, third-party appraisal firm. The lease agreements provide for a subsequent third-party appraisal of the rental amounts at the conclusion of the fifth year of each lease.

We lease the remainder of our headquarters facilities, which is comprised of one building that houses our dedicated research and development staff, from DJK, LLC, a limited liability company owned by Dennis Wilkins. On April 1, 2002, we entered into a lease for this facility that expires in April 2012. Prior to that time we paid only the expenses associated with the building. In 2002, we paid total lease payments in the amount of $29,250 to DJK, LLC. Going forward, we will make annual lease payments in the amount of $39,000, subject to annual adjustment based on the Consumer Price Index. The annual rent payable under this lease has been determined by an independent, third-party appraisal firm. The lease agreement provides for a subsequent third-party appraisal of the rental amount at the conclusion of the fifth year of the lease.

During 2002, we engaged the law firm of Frazer, Greene, Upchurch & Baker, LLC in connection with certain litigation matters. One of our directors, W. Austin Mulherin, III, is a partner of this firm. We expect to continue to use the legal services of this firm presently and in the future.

In July 1999 and May 2001, certain of our stockholders sold an aggregate of 904,750 shares (after considering the effect of the 430 for 1 stock split) to seven of our executive officers for cash in the aggregate amount of approximately $8.5 million. The executive officers financed 100% of the aggregate purchase price with individual loans from AmSouth Bank and pledged their shares of stock as collateral. Simultaneously with such financings, we entered into agreements with AmSouth Bank to purchase from AmSouth any such loan if (i) an officer’s employment with us is terminated for any reason, (ii) an officer defaults on his or her loan or pledge agreement or (iii) our financial condition deteriorates below certain defined parameters. We terminated these loan purchase agreements with AmSouth in connection with our initial public offering in May 2002.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc. currently in effect. The Audit Committee operates under a written charter as amended by the Board of Directors on April 1, 2003. The Audit Committee Charter is attached to this Proxy Statement as Appendix A.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management CPSI’s audited financial statements as of, and for, the year ended December 31, 2002.

•	We have discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We considered whether the provision of non-financial audit services was compatible with Ernst & Young LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in CPSI’s Annual Report on Form 10-K for the year ended December 31, 2002. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and of the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Ernest F. Ladd, III, Chairman

William R. Seifert, II

W. Austin Mulherin, III

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent public accounting firm of Ernst & Young LLP has audited the financial statements of the Company for the years ended December 31, 2001 and 2002. At the recommendation of the Audit Committee, the Board of Directors approved the engagement of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003.

At the direction of the Audit Committee and the Board of Directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003 is being presented to the stockholders for approval at the annual meeting. If the appointment of independent auditors is not ratified, the Audit Committee and the Board of Directors will reconsider its appointment of independent auditors.

It is expected that a representative of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

Change of Independent Auditors

On December 14, 2001, the Company selected Ernst & Young LLP as its independent auditors in connection with the Company’s decision to pursue an initial public offering. Wilkins Miller, P.C., or its predecessors, which had been the Company’s independent accountants prior to 2001, declined to stand for re-election because it does not audit, as a matter of practice, the financial statements of publicly held companies. In connection with the audits by Wilkins Miller, P.C. of the Company’s financial statements and schedule for the years ended December 31, 1999 and 2000, there were no disagreements with Wilkins Miller, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor any reportable events. The reports of Wilkins Miller, P.C. on the financial statements and schedule for the years ended December 31, 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change auditors was approved by the Company’s Board of Directors. Prior to engaging Ernst & Young LLP, neither the Company nor someone on its behalf consulted Ernst & Young LLP on the application of accounting principles or on the type of audit opinion that might be rendered on the Company’s financial statements. We have provided Wilkins Miller, P.C. with a copy of the disclosure contained in this section of this proxy statement.

Audit Fees

The aggregate fees and expenses billed by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in Forms 10-Q for the fiscal year ended December 31, 2002 totaled $164,400.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2002, the Company was not charged any fees by Ernst & Young LLP related to the design or implementation of a financial information system.

All Other Fees

Ernst & Young LLP billed the Company $714,600 during the fiscal year ended December 31, 2002, for services other than those discussed above. These fees are attributable to tax services and services performed in connection with the Company’s initial public offering of common stock completed in May 2002. These fees are shown as follows:

Tax Services	$390,500
Services Related to IPO	324,100

TOTAL	$714,600

The Audit Committee considered the provision of non-audit services by Ernst & Young LLP in its determination regarding Ernst & Young LLP’s independence.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the appointment of accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the appointment of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of CPSI does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2004 annual meeting of stockholders must be received by us by December 16, 2003 to be considered for inclusion in our proxy statement relating to such meeting.

A stockholder must notify us before February 29, 2004 of a proposal for the 2004 annual meeting which the stockholder intends to present other than by inclusion in our proxy material. If we do not receive such notice prior to February 29, 2004, proxies solicited by our Board of Directors will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail—Return Receipt Requested, to Computer Programs and Systems, Inc., Attention: M. Stephen Walker, 6600 Wall Street, Mobile, Alabama 36695.

A COPY OF OUR 2002 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: M. STEPHEN WALKER, 6600 WALL STREET, MOBILE, ALABAMA 36695.

Appendix A

AUDIT COMMITTEE CHARTER

OF COMPUTER PROGRAMS AND SYSTEMS, INC.

Adopted April 1, 2003

I.    PURPOSE.

A.    The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by appointing, determining the compensation of, and overseeing the work of the Company’s independent auditors and reviewing (i) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the stockholders, the public or other users thereof, (ii) the Company’s accounting policies, systems of internal accounting and financial controls, and (iii) the annual independent audit of the Company’s financial statements.

B.    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Committee is in place to represent the Company’s stockholders; accordingly, the independent auditors are ultimately accountable to the Committee.

II.    MEMBERSHIP.

A.    The Committee shall be comprised of not less than three directors. The members of the Committee shall be elected by the Board annually and may be removed by the Board at any time. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

B.    All of the members of the Committee shall be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the rules of the National Association of Securities Dealers, Inc.

C.    All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which will be sufficient to qualify such director as an “audit committee financial expert” for purposes of SEC rules.

III.    MEETINGS.

The Committee shall hold regular meetings at least four times annually, and shall hold special meetings more frequently as circumstances require. The timing of the meetings shall be determined by the Committee. Notwithstanding the foregoing, the Committee shall meet at any time that the independent auditors believe communication to the Committee is required. At each regular meeting the Committee will meet separately with representatives of the independent auditors and management, if any. Minutes shall be kept of each meeting of the Committee.

IV.    KEY RESPONSIBILITIES.

A.    The Committee’s job is one of oversight and it recognizes (i) that the Company’s management is responsible for preparing the Company’s financial statements and (ii) that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

B.    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

To fulfill its responsibilities and duties, the Committee shall:

With respect to the independent auditors:

1.    Have the sole authority to appoint or replace the independent auditor (subject to stockholder ratification, if the Board provides for such stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

2.    Have the sole authority to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be provided by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Committee may delegate pre-approval authority to one or more members of the Committee. The decisions of any member(s) to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting. The Committee shall also review and approve disclosures required to be included in SEC periodic reports with respect to non-audit services.

3.    Review the scope and plan of the work to be done by the independent auditors for each year and review the performance of the independent auditors on at least an annual basis.

4.    On an annual basis, review and discuss with the independent auditor all relationships the independent auditor has with the Company in order to evaluate the independent auditors’ continued independence. The Committee shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors.

5.    At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

With respect to financial statements and disclosure matters:

6.    Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Quarterly Reports on Form 10-Q and the independent auditors’ review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

7.    Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

8.    Discuss with the independent auditors the results of the annual audit and the matters required to be discussed under generally accepted auditing standards and Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

9.    Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

10.    Prepare the report required by the SEC to be included in the Company’s annual proxy statement.

11.    Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

12.    Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

13.    Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

14.    Receive a report from the independent auditors, prior to the filing of its audit report with the SEC, regarding all critical accounting policies and practices of the Company, and all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management.

15.    Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, and management. Review with the independent auditors and management at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16.    Review with management and the independent auditors the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

17.    Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

With respect to internal controls:

18.    Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

19.    In consultation with management and the independent auditors review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations.

20.    Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q’s about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

With respect to other matters:

21.    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.    Oversee the legal compliance and ethics programs established by management and the Board that relate to the Company’s financial reporting process.

23.    Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

24.    Receive and review corporate attorneys’ reports of evidence of material violations of securities laws or breaches of fiduciary duty.

25.    Approve all transactions between the Company and a Related Party, as defined by applicable NASD rules.

26.    Establish a hiring policy for employees or former employees of the independent auditors that complies with applicable SEC and/or NASD requirements.

27.    Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including, but not limited to the Company’s legal and regulatory compliance.

V.    RESOURCES

A.    The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

B.    The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purposes of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

* * * * *

REVOCABLE PROXY

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 WALL STREET

MOBILE, ALABAMA 36695

This Proxy is solicited on behalf of the Board of Directors of Computer Programs and Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 15, 2003, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John Morrissey and David A. Dye, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.    To elect the following three persons as Class I directors to serve on the Board of Directors until the 2006 annual meeting or until their successors are duly elected and qualified:

Dennis P. Wilkins                 William R. Seifert, II                 W. Austin Mulherin, III

☐    FOR All Nominees (except as indicated to the contrary below)                         ☐    WITHHOLD AUTHORITY for All Nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2.    To ratify the appointment of Ernst & Young LLP as independent auditors as described in the accompanying Proxy Statement.

☐    FOR                 ☐    AGAINST                 ☐    ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE)

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth on the reverse side, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, Wachovia Bank, N.A., prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

Signature(s):

Date:

NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.